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Exhibit 3.1

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
of
CASELLA WASTE SYSTEMS, INC.

        CASELLA WASTE SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Corporation"), hereby certifies pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "General Corporation Law") that (i) the Corporation's name is Casella Waste Systems, Inc. and it was originally incorporated under such name; (ii) the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of Delaware on March 1, 1993; and (iii) this Amended and Restated Certificate of Incorporation amends and restates the Certificate of Incorporation of the Corporation, as previously amended and restated on December 26, 1995 and now in effect. This Amended and Restated Certificate of Incorporation was adopted by the Board of Directors and stockholders of the Corporation entitled to vote in respect thereof in the manner and by the vote prescribed by Section 242 of the General Corporation Law to read as follows:

        FIRST:    The name of the Corporation is Casella Waste Systems, Inc.

        SECOND:    The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        THIRD:    The purpose of the Corporation is to engage in any lawful act of activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH:    The total number of shares of all classes of stock which the Corporation shall have authority to issue is (a) 30,000,000 shares of Class A Common Stock, $0.01 par value per share ("Class A Common Stock"), (b) 1,000,000 shares of Class B Common Stock, $0.01 par value per share ("Class B Common Stock", and collectively with the Class A Common Stock, the "Common Stock"), and (c) 1,000,000 shares of Preferred Stock, $0.01 par value per share ("Preferred Stock"), issuable in one or more series as provided herein. The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the General Corporation Law or any corresponding provision hereinafter enacted.

        The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

4.1   COMMON STOCK.

        All shares of Common Stock will be identical in all respects and will entitle the holders thereof to the same rights and privileges, except as otherwise provided herein.

        (a)    Voting Rights.    The holders of shares of Common Stock shall have the following voting rights:

            (i)  Each share of Class A Common Stock shall entitle the holder thereof to one vote in person or by proxy on all matters submitted to a vote of the stockholders of the Corporation.

           (ii)  Each share of Class B Common Stock shall entitle the holder thereof to ten votes in person or by proxy on all matters submitted to a vote of the stockholders of the Corporation.

          (iii)  Except for the election and the removal of the Class A Director as described below in Article ELEVENTH, and as otherwise required by applicable law, the holders of shares of

  Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

        (b)    Dividends and Distributions.    Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; provided, that, subject to the provisions of this Section 4.1(b), the Corporation shall not pay dividends or make distributions to any holders of any class of Common Stock unless simultaneously with such dividend or distribution, as the case may be, the Company makes the same dividend or distribution with respect to each outstanding share of Common Stock regardless of class. In the case of dividends or other distributions payable in Class A Common Stock or Class B Common Stock, including distributions pursuant to stock splits or divisions of Class A Common Stock or Class B Common Stock, only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock, and only shares of Class B Common Stock shall be distributed with respect to Class B Common Stock. Whenever a dividend or distribution, including distributions pursuant to stock splits or divisions of the Common Stock, is payable in shares of Class A Common Stock or Class B Common Stock, the number of shares of each class of Common Stock payable per share of such class of Common Stock shall be equal in number. In the case of dividends or other distributions consisting of other voting securities of the Corporation or of voting securities of any corporation which is a wholly-owned subsidiary of the Corporation, the Corporation shall declare and pay such dividends in two separate classes of such voting securities, identical in all respects, except that (i) the voting rights of each such security paid to the holders of Class A Common Stock shall be one-tenth of the voting rights of each such security paid to the holders of Class B Common Stock, (ii) such security paid to the holders of Class B Common Stock shall convert into the security paid to the holders of Class A Common Stock upon the same terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock and shall have the same restrictions on transfer and ownership applicable to the transfer and ownership of the Class B Common Stock, and (iii) with respect only to dividends or other distributions of voting securities of any corporation which is a wholly-owned subsidiary of the Company, the respective voting rights of each such security paid to holders of Class A Common Stock and Class B Common Stock with respect to the election of directors shall otherwise be as comparable as is practicable to those of the Class A Common Stock and Class B Common Stock, respectively. In the case of dividends or other distributions consisting of securities convertible into, or exchangeable for, voting securities of the Corporation or voting securities of another corporation which is a wholly-owned subsidiary of the corporation, the Corporation shall provide that such convertible or exchangeable securities and the underlying securities be identical in all respects (including, without limitation, the conversion or exchange rate), except that (i) the voting rights of each security underlying the convertible or exchangeable security paid to the holders of Class A Common Stock shall be one-tenth of the voting rights of each security underlying the convertible or exchangeable security paid to the holders of the Class B Common Stock, and (ii) such underlying securities paid to the holders of Class B Common Stock shall convert into the underlying securities paid to the holders of Class A Common Stock upon the same terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock and shall have the same restrictions on transfer and ownership applicable to the transfer and ownership of the Class B Common Stock.

        (c)    Conversion of Class B Common Stock.

            (i)  Each holder of Class B Common Stock shall be entitled to convert, at any time and from time to time, any or all of the shares of such holder's Class B Common Stock on a one-for-one basis, into the same number of fully paid and non-assessable shares of Class A Common Stock. Such right shall be exercised by the surrender of the certificate or certificates representing the shares of Class B Common Stock to be converted to the Corporation at any time during normal business hours at the principal executive offices of the Corporation or at the office of the Transfer Agent, accompanied by a written notice of the holder of such shares stating that such holder desires to convert such shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of the Class A Common Stock, and (if so required by the Corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to Section 4.1(c)(vi).

           (ii)  If, on the record date for any meeting of stockholders of the Corporation, the number of shares of Common Stock (including Class A Common Stock and Class B Common Stock) outstanding and held by all Class B Permitted Holders (as defined in Section 4.1(i)) in the aggregate constitutes less than 10% of the aggregate number of shares of Common Stock outstanding immediately upon the initial closing of the Company's initial public offering contemplated by Registration Statement No. 333-33135 (adjusted for stock splits, stock dividends, reclassifications, recapitalizations and reverse stock splits and similar transactions), each share of Class B Common Stock then issued or outstanding shall thereupon be converted automatically as of such date into one (1) fully paid and non-assessable share of Class A Common Stock. Upon the making of such determination, notice of such automatic conversion shall be given by the Corporation by means of a press release and written notice to all holders of Class B Common Stock, and shall be given as soon as practicable, and the Secretary of the Corporation shall be instructed to, and shall promptly request from each holder of Class B Common Stock that each such holder promptly deliver, and each such holder shall promptly deliver, the certificate representing each such share of Class B Common Stock to the Corporation for exchange hereunder, together with instruments of transfer, in form satisfactory to the Corporation and Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and together with transfer tax stamps or funds therefor, if required pursuant to Section 4.1(c)(vi).

          (iii)  As promptly as practicable following the surrender for conversion of a certificate representing shares of Class B Common Stock in the manner provided in Section 4.1(c)(i) or Section 4.1(c)(ii), as applicable, and the payment in cash of any amount required by the provisions of Section 4.1(c)(vi), the Corporation will deliver or cause to be delivered at the office of the Transfer Agent, a certificate or certificates representing the number of full shares of Class A Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date of the surrender of the certificate or certificates representing shares of Class B Common Stock. Upon the date any such conversion is made or effected, all rights of the holder of such shares as such holder shall cease, and the person or persons in whose name or names the certificates or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock; provided, however, that if any such surrender and payment occurs on any date when the stock transfer books of the Corporation shall be closed, the person or persons in whose name or names the certificate or certificates representing shares of Class A Common Stock are to be issued shall be deemed the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which the stock transfer books are open.

          (iv)  In the event of a reclassification or other similar transaction as a result of which the shares of Class A Common Stock are converted into another security, then a holder of Class B Common Stock shall be entitled to receive upon conversion the amount of such security that such holder would have received if such conversion had occurred immediately prior to the record date of such reclassification or other similar transaction. No adjustments in respect of dividends shall be made upon the conversion of any share of Class B Common Stock; provided, however, that if a share shall be converted subsequent to the record date for the payment of a dividend or other distribution on shares of Class B Common Stock but prior to such payment, then the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on such date notwithstanding the conversion thereof or the Corporation's default in payment of the dividend due on such date.

           (v)  The Corporation covenants that it will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock that shall be issuable upon the conversion of all such outstanding shares of Class B Common Stock; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Common Stock by delivery of purchased shares of Class A Common Stock which are held in the treasury of the Corporation. The Corporation covenants that if any shares of Class A Common Stock require registration with or approval of any governmental authority under any federal or state law before such shares of Class A Common stock may be issued upon conversion, the Corporation will cause such shares to be duly registered or approved, as the case may be. The Corporation will use its best efforts to list the shares of Class A Common Stock required to be delivered upon conversion prior to such delivery upon each national securities exchange upon which the outstanding Class A Common Stock is listed at the time of such delivery. The Corporation covenants that all shares of Class A Common Stock that shall be issued upon conversion of the shares of Class B Common Stock will, upon issue, be validly issued, fully paid and non-assessable.

          (vi)  The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge to the holders of such shares for any stamp or other similar tax in respect of such issuance; provided, however, that, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, then the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

         (vii)  Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided herein shall continue to be authorized shares of Class B Common Stock and available for reissue by the Corporation; provided, however, that no shares of Class B Common Stock shall be reissued except as expressly permitted by Sections 4.1(b) and 4.1(d) of this Amended and Restated Certificate of Incorporation.

        (d)    Stock Splits.    The Corporation shall not in any manner subdivided (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combine (by reverse stock split, reclassification, recapitalization or otherwise) the outstanding shares of one class of Common Stock unless the outstanding shares of all classes of Common Stock shall be proportionately subdivided or combined.

        (e)    Options, Rights or Warrants.

            (i)  The Corporation shall not make any offering of options, rights or warrants to subscribe for shares of Class B Common Stock, except that if the Corporation makes an offering of options, rights or warrants to subscribe for shares of any other class or classes of capital stock (other than Class B Common Stock) to all holders of a class of Common Stock then the Corporation shall simultaneously make an identical offering to all holders of the other classes of Common Stock other than to any class of Common Stock the holders of which, voting as a separate class, determine that such offering need not be made to such class. All such options, rights or warrants offerings shall offer the respective holders of Class A Common Stock and Class B Common Stock the right to subscribe at the same rate per share.

           (ii)  Subject to Section 4.1(c)(iv) and 4.1(e)(i), the Corporation shall have the power to create and issue, whether or not in connection with the issue and sale of any shares of stock or other securities of the Corporation, rights or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes at the time authorized (other than Class B Common Stock), such rights or options to have such terms and conditions, and to be evidenced by or in such instrument or instruments, as all be approved by the Board of Directors.

        (f)    Mergers, Consolidation, Etc.    In the event that the Corporation shall enter into any consolidation, merger, combination or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, and in such event, the shares of each class of Common Stock shall be exchanged for or changed into either (1) the same amount of stock, securities, cash and/or any other property, as the case may be, into which or for which each share of any other class of Common Stock is exchanged or changed; provided, however, that if shares of Common Stock are exchanged for or changed into shares of capital stock, such shares so exchanged for or changed into may differ to the extent and only to the extent that the Class A Common Stock and the Class B Common Stock differ as provided herein or (2) if holders of each class of Common Stock are to receive different distributions of stock, securities, cash and/or any other property, an amount of stock, securities, cash and/or property per shares having a value, as determined by an independent investment banking firm of national reputation selected by the Board of Directors, equal to the value per share into which or for which each share of any other class of Common Stock is exchanged or changed.

        (g)    Liquidation Rights.    In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and after making provision for the holders of each series of Preferred Stock, if any, the remaining assets and funds of the Corporation, if any, shall be divided among and paid ratably to the holders of the shares of the Class A Common Stock and the Class B Common Stock treated as a single class.

        (h)    No Preemptive Rights.    Except as provided in Section 4.1(e), the holders of shares of Common Stock are not entitled to any preemptive right to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of bonds, debentures or other securities convertible into or exchangeable for stock.

        (i)    Transfer of Class B Common Stock.

            (i)  No person may, directly or indirectly, sell (whether by involuntary or judicial sale or otherwise), assign, transfer, grant a security interest in, pledge, encumber, hypothecate, give (by bequest, gift or appointment) or otherwise (voluntarily or by operation of law) dispose of (collectively, "Transfer") any interest in his, her or its shares of Class B Common Stock (or in any shares of Class B Common Stock held by such person for the benefit of or on the behalf of another person) (including, without limitation, the power to vote or provide a consent with respect to his, her or its shares of Class B Common Stock by proxy or otherwise, except for proxies given to any Class B Permitted Holder (as defined below) or to a person designated by the Board of Directors of the Corporation who is soliciting proxies on behalf of the Corporation), and the Corporation and the transfer agent for the Class B Common Stock, if any (the "Class B Transfer Agent"), shall not register the Transfer of such shares of Class B Common Stock, except to the Corporation or a Class B Permitted Holder; provided, however, such restrictions on transfer shall not apply to a merger, consolidation or business combination of the Corporation with or into another corporation pursuant to which all of the outstanding shares of each class of Common Stock and Preferred Stock of the Company is being acquired. Any transfer of Class B Common

  Stock in violation of this Section 4.1(i) shall be null and void ab initio, and the corporation shall not register such Transfer. For the purposes of this Article Four, a "Class B Permitted Holder" shall include only the following persons: (i) John W. Casella, Douglas R. Casella and their respective estates, guardians, conservators or committees; (ii) the spouses of John W. Casella and Douglas R. Casella and their respective estates, guardians, conservators or committees; (iii) each descendant of John W. Casella or Douglas R. Casella (a "Casella Descendant") and their respective estates, guardians, conservators or committees; (iv) each Family Controlled Entity (as defined below); and (v) the trustees, in their respective capacities as such, of each Casella Family Trust (as defined below). The term "Family Controlled Entity" means (i) any not-for-profit corporation if at least a majority of its board of directors is composed of John W. Casella, Douglas R. Casella, the spouse of John W. Casella or Douglas R. Casella and/or Casella Descendants; (ii) any other corporation if at least a majority of the value of its outstanding equity is owned by Class B Permitted Holders; (iii) any partnership if at least a majority of the economic interest of its partnership interests is owned by Class B Permitted Holders; and (iv) any limited liability or similar company it at least a majority of the economic interest of the Company is owned by Class B Permitted Holders. The term "Casella Family Trust" includes trusts the primary beneficiaries of which are one or more of John W. Casella, Douglas R. Casella, the spouse of John W. Casella or Douglas R. Casella, Casella Descendants, the siblings, spouses of Casella Descendants and their respective estates, guardians, conservators or committees and/or charitable organizations (collectively, "Casella Beneficiaries"), provided that if the trust is a wholly charitable trust, at least a majority of the trustees of such trust consist of John W. Casella, Douglas R. Casella, the spouse of either John W. Casella or Douglas R. Casella and/or any Class B Permitted Holder. For purposes of this provision, the primary beneficiaries of a trust will be deemed to be Casella Beneficiaries if, under the maximum exercise of discretion by the trustee in favor of persons who are not Casella Beneficiaries, the value of the interests of such persons in such trust, computed actuarially, is 50% or less. The factors and methods prescribed in section 7520 of the Internal Revenue Code of 1986, as amended, for use in ascertaining the value of certain interests shall be used in determining a beneficiary's actuarial interest in a trust for purposes of applying this provision. For purposes of this provision, the actuarial value of the interest in a trust of any person in whose favor a testamentary power of appointment may be exercised shall be deemed to be zero. For purposes of this provision, in the case of a trust created by a Casella Descendant, the actuarial value of the interest in such trust of any person who may receive trust property only at the termination of the trust and then only in the event that, at the termination of the trust, there are no living issue of such Casella Descendant shall be deemed to be zero.

           (ii)  Notwithstanding anything to the contrary set forth herein, any Class B Permitted Holder may pledge his, her or its shares of Class B Common Stock to a financial institution pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee; provided, that such shares shall remain subject to the provisions of this Section 4.1(i). In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Class B Permitted Holder or converted into shares of Class A Common Stock, as the pledgee may elect.

          (iii)  For purposes of this Section 4.1(i):

            (1)   the relationship of any person that is derived by or through legal adoption shall be considered a natural relationship;

            (2)   a minor who is a descendant of John W. Casella or Douglas R. Casella and for whom shares of Class B Common Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class B Permitted Holder and the custodian who is the record holder of such shares shall not be considered the Class B Permitted Holder of such shares;

            (3)   an incompetent stockholder who is a Class B Permitted Holder but whose shares are owned or held by a guardian or conservator shall be considered a Class B Permitted Holder of such shares and such guardian or conservator who is the holder of such shares shall not be considered the Class B Permitted Holder of such shares;

            (4)   unless otherwise specified, the term "person" means and includes natural persons, corporations, partnerships, unincorporated associations, firms, joint ventures, trusts and all other entities; and

            (5)   except as provided in clauses (2) and (3) above, for purposes of determining whether the holder of shares of Class B Common Stock is a Class B Permitted Holder, the record holder of such share shall be considered the holder; provided, however, that if such record holder is a nominee, the holder for purposes of determining whether the holder of shares of Class B Common Stock is a Class B Permitted Holder shall be the first person in the chain of ownership of such share of Class B Common Stock who is not holding such share solely as a nominee.

          (iv)  Each certificate representing shares of Class B Common Stock shall be endorsed with a legend that states that shares of Class B Common Stock are not transferable other than to certain transferees and are subject to certain restrictions as set forth in this Amended and Restated Certificate of Incorporation filed by the Corporation with the Secretary of State and the State of Delaware.

        (j)    Certain Automatic Conversions of Class B Common Stock.    Subject to Section 4.1(i), at such time as a person ceases to be a Class B Permitted Holder, any and all shares of Class B Common Stock held by such person at such time shall automatically convert into shares of Class A Common Stock, provided that no conversion shall occur upon the pledge of a Class B Permitted Holder's shares of Class B Common Stock to a financial institution as contemplated by and pursuant to Section 4.1(i)(ii).

        (k)    Restrictions on Issuance.    The Corporation shall not issue or sell any shares of Class B Common Stock or any securities (including, without limitation, any rights, options, warrants or other securities) convertible, exchangeable or exercisable into shares of Class B Common Stock to any person that is not a Class B Permitted Holder. Any issuance or sale of shares of Class B Common Stock (or securities convertible into, or exchangeable or exercisable for, shares of Class B Common Stock) in violation of this Section 4.1(k) shall be null and void ab initio.

4.2   PREFERRED STOCK.

        Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated of expressed herein and in the resolution or resolutions providing for the issue on such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

        Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof (and by filing a certificate pursuant to the applicable law of the State of Delaware), to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise specifically provided in this Certificate of Incorporation or otherwise by agreement, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

        FIFTH:    In furtherance of and not in limitation of powers conferred by statute, it is further provided:

          1.     Election of directors need not be by written ballot.

          2.     The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

        SIXTH:    Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

        SEVENTH:    7.1    Actions, Suits and Proceedings Other than by or in the Right of the Corporation.    The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 7.7 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

        7.2.    Actions or Suits by or in the Right of the Corporation.    The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware shall deem proper.

        7.3.    Indemnification for Expenses of Successful Party.    Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 7.1 and 7.2, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

        7.4.    Notification and Defense of Claim.    As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 7.4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

        7.5.    Advance of Expenses.    Subject to the provisions of Section 7.6 below, in the event that the Corporation does not assume the defense pursuant to Section 7.4 of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

        7.6.    Procedure for Indemnification.    In order to obtain indemnification or advancement of expenses pursuant to Section 7.1, 7.2, 7.3 or 7.5, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 7.1, 7.2 or 7.5 the Corporation determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 7.1 or 7.2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), whether or not a quorum, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation), or (d) a court of competent jurisdiction.

        7.7.    Remedies.    The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 7.6. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 7.6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

        7.8.    Subsequent Amendment.    No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

        7.9.    Other Rights.    The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreement with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

        7.10.    Partial Indemnification.    If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

        7.11.    Insurance.    The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

        7.12.    Merger or Consolidation.    If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

        7.13.    Savings Clause.    If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

        7.14.    Definitions.    Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

        7.15.    Subsequent Legislation.    If the General Corporation Law of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such person to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

        EIGHTH:    Subject to the terms of any series of Preferred Stock or any other securities of the Corporation with respect to the voting of shares of such series or of such other securities, as the case may be, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Subject to any such terms of any series of Preferred Stock or any such other securities of the Corporation, special meetings of stockholders of the Corporation may be called only as provided in the By-laws of the Corporation.

        NINTH:    The books of the Corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the Board of Directors or in the Bylaws of the Corporation.

        TENTH:    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by law and this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

        ELEVENTH:    This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation, and it is expressly provided that it is intended to be in furtherance and not in limitation or exclusion of the powers conferred by the statutes of the State of Delaware.

        11.1.    Number of Directors.    The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of a majority of the Board of Directors, but in no event shall be less than three. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of the stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the corporation.

        11.2.    Classes of Directors.    The Board of Directors shall be and is divided into three classes: Class I, Class I and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the authorized number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I and, if such fraction is two-thirds, one of the extra directors shall be a member of Class I and the other extra director shall be a member of Class II, unless otherwise provided for from time to time by resolution adopted by a majority of the Board of Directors. The Class A Director shall be in Class I.

        11.3.    Election of Directors.    The holders of Class A Common Stock, voting separately as a class, shall be entitled to elect one director (the "Class A Director"). All other directors shall be elected by the holders of the Class A Common Stock and Class B Common Stock, if any, voting together as a single class.

        11.4.    Terms of Office.    Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending April 30, 1998; each initial director in Class II shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending April 30, 1999; and each initial director in Class III shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending April 30, 2000.

        11.5.    Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors.    In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as director of the class of which he is a member until the expiration of his current term or his prior death, retirement or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum.

        11.6.    Tenure.    Notwithstanding any provisions to the contrary contained herein, each director shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal.

        11.7.    Vacancies.    Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, if applicable, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen and until his successor is elected and qualified, or until his earlier death, resignation or removal.

        11.8.    Quorum.    A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

        11.9.    Action at Meeting.    At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law or this Certificate of Incorporation or the By-Laws of the Corporation.

        11.10.    Removal.    Any one or more or all of the directors may be removed, with or without cause, by the holders of shares representing at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast at any election of directors or class of directors (other than an election of the Class A Director); provided, however, that the Class A Director may be removed only by the holders of at least seventy-five percent (75%) of the outstanding shares of Class A Common Stock.

        11.11.    Stockholder Nominations and Introduction of Business, Etc.    Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided in the By-Laws of the Corporation.

        TWELFTH:    In addition to any other considerations which the Board of Directors may lawfully take into account in determining whether to take or to refrain from taking corporate action on any matter, including proposing any matter to the stockholders of the Corporation, the Board of Directors may take into account the interests of creditors, customers, employees and other constituencies of the

Corporation and its subsidiaries and the effect thereof upon communities in which the Corporation and its subsidiaries do business.

        THIRTEENTH:    In furtherance and not in limitation of the powers conferred by law or in this Certificate of Incorporation, the Board of Directors (and any committee of the Board of Directors) is expressly authorized to take such action or actions as the Board or such committee may determine to be reasonably necessary or desirable to (a) encourage any person to enter into negotiations with the Board of Directors and management of the Corporation with respect to any transaction which may result in a change in control of the Corporation which is proposed or initiated by such person, or (b) contest or oppose any such transaction which the Board of Directors or such committee determines to be unfair, abusive or otherwise undesirable with respect to the Corporation and its business, assets or properties or the stockholders of the Corporation, including, without limitation, the adoption of such plans or the issuance of such rights, options, capital stock, notes, debentures or other evidence of indebtedness or other securities of the Corporation, which rights, options, capital stock, notes, evidences of indebtedness and other securities (i) may be exchangeable for or convertible into cash or other securities on such terms and conditions as may be determined by the Board of Directors (or any such committee) and (ii) may provide for the treatment of any holder or class of holders thereof designated by the Board of Directors (or any such committee) in respect of the terms, conditions, provisions and rights of such securities which is different from, and unequal to, the terms, conditions, provisions and rights applicable to all other holders thereof.

        FOURTEENTH:    14.1.    In addition to any requirements of law and any other provisions of this Certificate of Incorporation or the terms of any series of Preferred Stock or any other securities of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the terms of any series of Preferred Stock or any other securities of the Corporation), the affirmative vote of the holders of shares representing at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast at any election of directors or class of directors (other than an election of the Class A Director) shall be required (x) to authorize any amendment, alteration or repeal of any provision of Article EIGHTH, Article ELEVENTH, Article TWELFTH, Article THIRTEENTH or this Article FOURTEENTH, or (y) to adopt any provision in this Certificate of Incorporation which is inconsistent with Article EIGHTH, Article ELEVENTH, Article TWELFTH or Article THIRTEENTH or this Article FOURTEENTH.

        14.2.    In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend and repeal from time to time By-laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to amend, alter and repeal, in accordance with Section 14.3 hereof and the provisions of such By-laws, By-laws made by the Board of Directors.

        14.3.    Subject to the following paragraph, the By-laws of the Corporation may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of the holders of shares representing a majority of the votes which all of the stockholders would be entitled to cast at any election of directors or class of directors (other than an election of the Class A Director) at any regular meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such special meeting.

        Notwithstanding any other provision of law, this Certificate of Incorporation (including the preceding paragraph) or the By-Laws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of shares representing at least 75% of the votes which all the stockholders would be entitled to cast at any election of directors or class of directors (other than an election of the Class A Director) shall be required to amend or repeal, or to adopt any provision inconsistent with, the provisions of Sections 1.10 or 1.11, the provisions of Article II, or the provisions of Section 6.2 of the By-laws of the Corporation. In addition, the affirmative votes of said holders shall be required to permit the stockholders to adopt any provision of the Certificate of Incorporation which is inconsistent with any such provision of the By-laws.

        IN WITNESS WHEREOF, Casella Waste Systems, Inc. has caused this Certificate to be signed in its name and on its behalf by its President this 3rd day of November, 1997.

CASELLA WASTE SYSTEMS, INC.
By:	/s/ JOHN W. CASELLA John W. Casella President

CERTIFICATE OF AMENDMENT
TO
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CASELLA WASTE SYSTEMS, INC.

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

        CASELLA WASTE SYSTEMS, INC. (hereinafter called the "Corporation"), a corporation existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

        At a meeting of the Board of Directors of the Corporation, the Board of Directors duly adopted resolutions pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved, pursuant to said Section 242, said proposed amendment at the Annual Meeting of Stockholders held on October 14, 1998. The resolution setting forth the amendment is as follows:

        RESOLVED:    That the first sentence of the first paragraph of Article FOURTH of the Second Amended and Restated Certificate of Incorporation of the Corporation be and hereby is deleted and the following sentence inserted in lieu thereof:

          "FOURTH:    The total number of shares of all classes of stock which the Corporation shall have authority to issue is (a) 100,000,000 shares of Class A Common Stock, $0.01 par value per share ("Class A Common Stock"), (b) 1,000,000 shares of Class B Common Stock, $0.01 par value per share ("Class B Common Stock", and collectively with the Class A Common Stock, the "Common Stock"), and (c) 1,000,000 shares of Preferred Stock, $0.01 par value per share ("Preferred Stock"), issuable in one or more series as provided herein."

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by John W. Casella, its President, this 27th day of October, 1998

CASELLA WASTE SYSTEMS, INC.
By:	/s/ JOHN W. CASELLA John W. Casella President

CERTIFICATE OF AMENDMENT #2 OF THE SECOND
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF CASELLA WASTE SYSTEMS, INC.

        Casella Waste Systems, Inc. (hereinafter called the "Corporation") organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

        The Board of Directors of the Corporation acting by unanimous written consent in accordance with sections 242 and 141(f) of the Delaware General Corporation Law on August 24, 2007, duly adopted resolutions setting forth an amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be approved. The stockholders of the Corporation duly approved, pursuant to Section 242, said proposed amendment at the Annual Meeting of Stockholders held on October 9, 2007. The resolution setting forth the amendment is as follows:

        RESOLVED:    That Section 11.7 of the Eleventh Article of the Corporation's Second Amended and Restated Certificate of Incorporation be and hereby is deleted and the following article is inserted in lieu thereof:

            "11.7    Vacancies.    Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled only by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The term of any director elected to fill a vacancy between annual meetings will last until the next annual meeting and until such director's successor has been elected and qualified, or until his earlier death, resignation or removal."

        IN WITNESS WHEREOF, the Corporation has caused this amendment to the Corporation's Second Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer on this 25th day of October, 2007.

CASELLA WASTE SYSTEMS, INC.
By:	/s/ JOHN W. CASELLA John W. Casella Chief Executive Officer

CASELLA WASTE SYSTEMS, INC.
CERTIFICATE OF RETIREMENT OF STOCK

        Casella Waste Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

        1.     The Board of Directors of the Corporation duly adopted a resolution providing that shares of the Corporation's Series A Convertible Preferred Stock, $0.01 par value per share ("Series A Preferred Stock") converted into shares of the Corporation's Class A Common Stock, $0.01 par value per share ("Common Stock") or redeemed shall be retired pursuant to Section 243 of the General Corporation Law of the State of Delaware.

        2.     The Corporation's Certificate of Incorporation, as amended (the "Certificate of Incorporation") prohibits the reissuance of Series A Preferred Stock after it has been converted into Common Stock or redeemed; and 55,750 shares of Series A Preferred Stock were converted into Common Stock or redeemed on or before August 13, 2007 pursuant to the provisions of the Certificate of Incorporation.

        3.     The Certificate of Incorporation authorizes the Corporation to take such appropriate action after the conversion of the Series A Preferred Stock into Common Stock or the redemption as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly, and this Certificate of Retirement of Stock is being filed for the purpose of effecting such reduction in the authorized number of shares of Series A Preferred Stock.

        4.     Pursuant to Section 243 of the General Corporation Law of the State of Delaware, effective upon the filing of this Certificate of Retirement of Stock, the total number of authorized shares of Series A Preferred Stock shall be zero, and all references in the Certificate of Incorporation to the Series A Preferred Stock are hereby eliminated.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Retirement of Stock to be signed by its Chief Executive Officer this 6th day of December, 2007.

CASELLA WASTE SYSTEMS, INC.
By:	/s/ JOHN W. CASELLA John W. Casella Chairman & CEO

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  Exhibit 3.1
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CASELLA WASTE SYSTEMS, INC., AS AMENDED